Exhibit 99.2

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $300,000,000 of aggregate principal amount 3.15% Senior Notes due 2022 pursuant to a Registration Statement on Form S-3 (File No. 333-161721) and a related prospectus supplement filed with the Securities and Exchange Commission on July 19, 2012 is estimated to be as follows:

Estimated Fees
SEC registration fee	$34,000
Legal fees and expenses	315,000
Accounting fees and expenses	94,000
Printing fees	30,000
Rating agency fees	486,000
Trustee’s fees and expenses	11,000
Miscellaneous	—
Total expenses	$965,000